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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                      ----------

                                       FORM 8-K


                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported)    AUGUST 26, 1997
                                                    ----------------------


                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                     --------------------------------------------
                (Exact name of registrant as specified in its charter)

        MARYLAND                     1-13232                  84-1259577
------------------------------   -------------------  -------------------------
(State or other jurisdiction of     (Commission           (I.R.S. Employer
incorporation or organization)      File Number)          Identification No.)


1873 SOUTH BELLAIRE STREET, SUITE 1700, DENVER, CO             80222-4348
----------------------------------------------------   -------------------------
    (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code      (303) 757-8101
                                                  ------------------------

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Item 5.   OTHER EVENTS.

     On August 26, 1997, Apartment Investment and Management Company, a Maryland corporation (the "Company"), sold 2,400,000 shares of its Class A Common Stock, par value $.01 per share ("Class A Common Stock"), directly to an institutional investor at a price of $31.60 per share. The Company used substantially all of the net proceeds of $74.3 million from the sale of such shares to purchase 3,717,000 shares of common stock, par value $.01 per share ("NHP Common Stock"), of NHP Incorporated, a Delaware corporation ("NHP"), from AIMCO/NHP Holdings, Inc., a Delaware corporation and an unconsolidated subsidiary of the Company ("ANHI"). NHP provides a broad array of real estate services nationwide, including property management and asset management, as well as a group of related services including equity investments, purchasing, risk management and home health care.

     ANHI acquired 6,496,073 shares of NHP Common Stock on May 5, 1997 from Demeter Holdings Corporation, a Massachusetts corporation ("Demeter"), Capricorn Investors, L.P., a Delaware limited partnership ("Capricorn"), and certain partners of Capricorn, pursuant to a Stock Purchase Agreement, dated as of April 16, 1997 (the "Stock Purchase Agreement"), by and among the Company, Demeter and Capricorn. ANHI acquired 3,630,002 shares of such NHP Common Stock with proceeds from borrowings under its credit agreement with Bank of America National Trust and Savings Association and Smith Barney Mortgage Capital Group, Inc. (the "ANHI Credit Facility"). ANHI used the proceeds from its sale of NHP Common Stock to the Company to repay outstanding borrowings under the ANHI Credit Facility and terminated the ANHI Credit Facility.

     NHP shares held by the Company and ANHI represent 50.3% of the outstanding shares of NHP Common Stock as of August 29, 1997.

     Pursuant to an Agreement and Plan of Merger, dated as of April
21, 1997, by and among the Company, NHP and AIMCO/NHP Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), Merger Sub will be merged with and into NHP, with NHP becoming a wholly owned subsidiary of the Company (the "Merger"). The consummation of the Merger is subject to a number of contingencies, including, in some cases, obtaining approvals of government authorities, shareholders of the Company and NHP, and other third parties. Accordingly, there can be no assurance that the Merger will be completed.

    On August 26, 1997, the Company agreed to sell 2,373,418 shares of Class
A Common Stock directly to an institutional investor at a price of $31.60 per share (the "August 26 Offering"). The Company will use approximately $40.0 million of net proceeds from the August 26 Offering to purchase from ANHI a portion of the shares of NHP Common Stock owned by ANHI and will use up to approximately $8.7 million of net proceeds to purchase up to 434,049 additional shares of NHP Common Stock pursuant to the Stock Purchase Agreement. AIMCO intends to use the remaining net proceeds from the August 26 Offering of approximately $24.8 million for general business purposes, including the repayment of outstanding indebtedness. ANHI intends to distribute the proceeds from the sale of shares of NHP Common Stock to the Company and the other ANHI shareholders. The Company intends to use its portion of this distribution from ANHI (approximately $38.0 million) for general business purposes including the repayment of outstanding indebtedness.

    Upon completion of these transactions, the Company will own up to 6,151,049 shares of NHP Common Stock and ANHI will own 779,073 shares of NHP Common Stock. Together the Company and ANHI will own 53.7% of the NHP Common Stock outstanding at August 29, 1997.

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Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (c)  Exhibits

Exhibit
Number        Description
-------       -----------

99.1 Common Stock Purchase Agreement made as of August 26, 1997, by and between Apartment Investment and Management Company, a Maryland corporation, and ABKB/LaSalle Securities Limited Partnership, a registered investment advisor.











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                                      SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       APARTMENT INVESTMENT AND
                                       MANAGEMENT COMPANY



Date: August 28, 1997                   By: /s/ LEEANN MOREIN
                                           ------------------------------------
                                           Leeann Morein
                                           Senior Vice President, Chief
                                           Financial Officer and Secretary




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